UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-12G

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SOAFEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-3839102
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3344 Peachtree Road NE, Suite 800 Atlanta, GA	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 900-1817

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.001 par value	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

There are statements in this Form 10 that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Form 10 carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this Form 10 are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Form 10 will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Description of Business

Organizational History

SOAFEE, Inc. (the “Company”) was originally incorporated as Golden Maple Mining and Leaching Corporation, Inc. in the State of Montana on August 13, 1981.

The Company was originally formed to pursue mining claims and operations. The Company ceased its mining operations in 1985 and discontinued all business operations in 1990. The final mining claims held by the Company were dropped in 1993 because the Company did not have the funds to pay the annual assessment on such claims.

The Company discontinued all business operations in 1990. The Company then acquired Consolidated Medical Management, Inc. (“CMMI”) and kept the CMMI name.

The Company initially focused its efforts on the continuation of the business services offered by CMMI. These services focused on the delivery of turn-key management services for the home health industry, predominately in south Louisiana. The Company exited the medical business in December 2000.

In August 2001, the Company decided to refocus on the oil and gas industry. In 2003, the Company decided to cease its oil and gas activities and focus on becoming a fuel company. The Company acquired Intercontinental Fuels, LLC (“IFL”), which owned a fuel terminal in the Houston area, in 2003. In January 2008, the Company changed its name to Adino Energy Corporation.

In 2010, the Company again began focusing on oil and gas exploration and production. As of July 1, 2010, the Company acquired PetroGreen Energy LLC, a Nevada limited liability company, and AACM3, LLC, a Texas limited liability company d/b/a Petro 2000 Exploration Co. (together “Petro Energy”). Petro Energy was a licensed Texas oilfield operator operating 11 wells on two leases covering approximately 300 acres in Coleman County, Texas. Petro Energy also owned a drilling rig, two service rigs and associated tools and equipment. The Company also acquired the operator license held by the principal of Petro Energy.

After the acquisition of Petro Energy, the Company created two wholly owned subsidiaries: Adino Exploration, LLC (“Adino Exploration”) and Adino Drilling, LLC (“Adino Drilling”). All oil and gas leases were transferred from the Petro Energy companies to Adino Exploration and future oil and gas exploration acquisitions and activity were operated through this company. The large drilling rig acquired in the Petro Energy transaction and other associated drilling machinery and equipment were transferred to Adino Drilling.

On March 31, 2011, the Company sold the membership shares of Adino Drilling, LLC to a related party.

With the Company’s renewed focus on oil and gas exploration and production, the Company decided to sell its interest in IFL. To that end, on February 7, 2012, Adino sold all of its membership interest in IFL to a third party.

On October 31, 2012, the Company sold its oil and gas operations to a related party. Shortly after this sale, the Company discontinued operations.

On December 1, 2015, the Company was involuntarily dissolved with the Montana Secretary of State.

On August 20, 2020, the Company was reinstated with the Secretary of State under the name “Carepay Holdings, Inc.” This name change was necessary because another entity registered the name “Adino Energy Corporation” during the period in which the Company was involuntarily dissolved.

On August 26, 2020, the Company entered into an Agreement and Plan of Merger (“Plan of Merger”) whereby Carepay Acquisition, Inc., a wholly-owned subsidiary of the Company, agreed to merge with and into Carepay Inc., a Nevada corporation (“Private Carepay”). In connection with the Plan of Merger, the Company’s directors and officers, Timothy G. Byrd, Sr. and Sonny Wooley, resigned all positions with the Company, and Venkateswarlu Garikapati was appointed as sole director of the Company.

On August 27, 2020, the Company’s sole director approved a resolution to (1) effectuate a reverse split of the Company’s common stock in the ratio of 40-to-1, and (2) redomesticate the Company in the State of Nevada under the name “Carepay, Inc.”

On November 3, 2020, the Company held a duly noticed shareholder meeting at which a quorum was present. Holders of 316,284,486 shares of the Company’s common stock (the only outstanding class with voting power), representing 100% of the shares voting, (1) ratified the Company’s previous name change to Carepay Holdings, Inc., (2) approved the Company’s proposed 40-to-1 reverse stock split, (3) approved the proposed redomestication in the State of Nevada under the name Carepay, Inc., and (4) elected Venkateswarlu Garikapati and Hima Arimanda as directors of the Company.

On November 10, 2020, Private Carepay changed its name to Carepay Opco, Inc.

On February 18, 2021, the Company redomesticated as a Nevada corporation. On May 10, 2021, the Company filed Articles of Amendment with the Secretary of State of Nevada to implement the 40-to-1 reverse stock split previously approved by the Company’s shareholders. On July 1, 2021, the Company closed its merger with Carepay Opco. As a result, Carepay Opco became a wholly-owned subsidiary of the Company.

On August 12, 2021, our 40-to-1 revere stock split was declared market effective by the Financial Industry Regulatory Authority (“FINRA”). At that time, FINRA also approved our request for a name change to Carepay, Inc. and changed our trading symbol to “SOFE”.

In May 2022, Carepay Opco changed its name to SOAFEE Opco, Inc.

In February 2022, we changed our name from Carepay, Inc. to SOAFEE, Inc. with the Secretary of State of Nevada. We have not yet sought to have this name change declared market effective by FINRA.

Our Business

SOAFEE utilizes applied artificial intelligence to provide solutions to the health technology sector and cloud-based business orchestration solutions to enterprises in general.

SOAFEE is about impacting our healthcare system by combining artificial intelligence (AI) and Data-as-a-Service (DaaS) so as to enable and empower consumers in a $300B+ healthcare services market sector. SOAFEE allows consumers to make informed choice decisions where cost is balanced with quality as they search out and identify healthcare providers and products.

SOAFEE also applies this technology and expertise to businesses in general so they can benefit from intelligent automations to run their enterprises better and reduce operating costs which in many cases also reduces the cost of delivered healthcare services and products.

For Consumers

●	Access to an AI driven “Data as A Service System” (DaaS) with AI discovery agents for subscribing consumers

●	Multi-dimensional participation in a marketplace built around the health care DaaS system whereby providers and consumers can come together and secure optimum value/quality healthcare services and products

For providers and businesses operating in the health care sector, SOAFEE is already offering AI driven business automations and expertise in applied AI that can reduce their cost of delivering medical solutions in support of more effective outcomes. SOAFEE offers them:

●	Applied AI IT services with extended focus for the health care/life sciences sector

●	Applied AI Software as a Service (SaaS) solutions to help them optimize business operations

●	Participation in the SOAFEE marketplace and expanded revenue access to a $300B+ market sector

For Businesses

SOAFEE uses Applied AI, robotic process automation, and intelligent automation to help business run and operate better and more efficiently. SOAFEE offers enterprises Ready to Run SaaS Solutions for intelligent content processing, process orchestration and business automation. We also provide IT services to enterprises with subject matter experts, consultants and developers who are experienced and knowledgeable in these IT applied AI disciplines.

Future Business Lines

SOAFEE’s business plan calls for greater than 80% of its revenues to be realized as monthly and annual recurring revenue. We expect that total revenues will be realized from 4 related business sectors, all driven by the application of AI to healthcare and business.

Below are the four sectors that we plan to expand into, and the specific products and services that we plan to offer in each business line.

I.	HealthCare AI based DAAS (Data As a Service)

●	Consumer membership subscriptions

●	Provider and Supplier Ads

●	Referral fees

●	Business Benefit Plan Subscribers

II.	HealthCare Marketplace

●	Supplier and Provider Subscriptions

●	Provider and Supplier Ads

●	Referral fees

III.	AI Technical IT Services

●	AI Models and Applied AI Apps development

●	IT Staffing for Customer Projects

IV.	AI SaaS solutions to Enterprises

●	SOAFEE Direct Sales & Marketing

●	Sold via Microsoft, Google, SAP and AWS Marketplace Stores

Reports to Security Holders

By filing this Form 10 we will become subject to all of the reporting obligations required by Section 13(a) of the Exchange Act.

The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”) at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at the EDGAR Company Search page of the SEC’s Web site, the address for which is “www.sec.gov.”

Competition

To our knowledge, there are currently no direct competitors that offer the same set of applied HealthTech and applied AI product solutions. There are competitors that offer a subset, but none who power their solutions with applied AI. Such indirect and partial competitors for health care “discovery” include Health Joy, Waystar, HealthCare Bluebook, Zocdoc, and Castlight Health.

Employees

We presently have 10 employees.

Item 1A. Risk Factors

As a smaller reporting company, the Company is not required to provide this information.

ITEM 2.	FINANCIAL INFORMATION.

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this registration statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

The following discussion should be read in conjunction with the Company’s audited financial statements and the related notes for the year ended December 31, 2022 and December 31, 2021 that appear elsewhere in this report. The following discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to those discussed below and elsewhere in this annual report.

The Company’s financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Critical Accounting Policies and Estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Accounts Receivable

Accounts receivable are recorded at net realizable value or the amount that the Company expects to collect on gross customer trade receivables. We estimate losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. As of December 31, 2022 and December 31, 2021, the Company determined that no reserve was necessary.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2022 and 2021, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

As of December 31, 2022 and 2021, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five steps be followed in evaluating revenue recognition: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

The Company has made an accounting policy election to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are collected by the Company from its customers (sales and use taxes, value added taxes, some excise taxes). The Company’s revenue recognition policies comply with FASB ASC Topic 606, Revenue From Contracts with Customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPU”) is based on the weighted average number of units outstanding. Diluted EPU is based on the assumption that all dilutive convertible units and unit warrants were converted or exercised. Dilution is computed by applying the treasury unit method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase units at the average market price during the period.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740 Income Taxes. This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting updates could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Intangible Assets

The Company built intangible assets that are related to artificial intelligence, information technology services, and Saas services. The intangible assets were capitalized based on accounting treatment per ASC 350, Intangibles – Goodwill and Other.

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2023 and the Fiscal Year Ended December 31, 2022

As of September 30, 2023 and December 31, 2022, the Company had $21,143 and $442,382 in cash. The Company had $139,303 and $452,500 in accounts receivable as of September 30, 2023 and December 31, 2022, respectively. The Company also had intangible assets of $2,923,865 for both periods. Our intangible assets consist of the AskSoafee platform, which we have not yet launched.

For the nine months ended September 30, 2023, the Company had revenue of $760,748 and a net loss of ($421,239). For the fiscal year ended December 31, 2022, the Company had revenue of $1,464,350 and net income of $313,062. The difference in net income between these periods is largely due to development expenses for the AskSoafee platform. Also, during the fourth quarter of 2022, the Company started its healthcare IT staffing business and placed several contractors with customers. The revenue from these staffing customers constituted essentially all of the Company’s revenue for fiscal year 2022.

Results of Operations for the Nine Months Ended September 30, 2023 and September 30, 2022

The Company’s total assets for the periods ended September 30, 2023 and September 30, 2022 were essentially unchanged. Total liabilities increased by approximately $473,000 between September 30, 2023 and September 30, 2022, mainly driven by an increase of approximately $390,000 in accounts payable between the two periods.

For the nine months ended September 30, 2023, the Company had revenue of $760,748 and a net loss of ($421,239). For the nine months ended September 30, 2022, the Company had no revenues and a net loss of ($135).

Results of Operations for the Fiscal Years Ended December 31, 2022 and December 31, 2021

During the fiscal years ended December 31, 2022 and 2021, the Company generated $1,464,350 and $310,137 in total revenue. This revenue was generated from providing IT services to enterprises, mainly in the healthcare industry.

Cost of sales totaled $1,067,700 and $215,950 in fiscal 2023 and 2022, respectively. Cost of sales mainly comprises costs for contract IT personnel.

As at December 31, 2022 and 2021, the Company had $442,382 and $21,287 in cash. As of the same dates, the Company had accounts receivable of $452,500 and $87,500.

Net income in fiscal 2022 was $313,062, as compared to $13,379 in fiscal 2021. This increase was largely driven by increased sales of our services. Our gross margin (gross profit divided by revenue) dropped from approximately 30% in 2021 to 27% in 2022.

The Company generated net cash in operations of $421,095 and $147,842 respectively during the fiscal years ended December 31, 2022 and December 31, 2021.

Liquidity and Capital Resources

As at December 31, 2022 and December 31, 2021, the Company had $442,382 and $21,287 in cash. As of the same dates, the Company had accounts receivable of $452,500 and $87,500.

Although the Company’s cash and accounts receivable have been sufficient for the Company’s operations thus far, they will be insufficient for the Company’s future expansion. The Company will need to raise additional capital in order to successfully expand its operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.	Properties.

Our principal office is located at 3344 Peachtree Road, Suite 800, Atlanta, Georgia. Our office is located in a commercial office building and is sufficient for our current needs. We also maintain an office in the Dallas area. We manage the Company’s employees and contractors from this office. This office is located in a commercial office building and is sufficient for our current needs.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities that has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
Kulwant Ahluwalia (1)	8,892,567	31.53%
Cede & Co. (3)	1,931,578	6.85%
Venkateswarlu Garikapati (1)	8,892,567	31.53%
Hima Arimanda (1)	295,744	1.05%
Eric Anderson (4)	1,037,860(5)	0.01%
All officers and directors as a group (3 persons)	19,118,738(5)	64.24%

(1)	The address for the person named in the table above is c/o the Company.

(2)	Based on 28,206,743 shares outstanding as of the date of this Form 10.

(3)	Cede & Co.’s address is 140 58th Street Building B, Brooklyn, New York 11220.

(4)	Mr. Anderson’s shares are owned indirectly through Galt Entity Services LLC.

(5)

Includes 1,000,000 shares to which Galt Entity Services LLC is entitled, but which have not yet been issued. Shares of common stock that are currently exercisable or exercisable within 60 days of the date of this Form 10 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 28,206,743 shares of common stock outstanding as of November 7, 2023. Shares of common stock that are currently exercisable or exercisable within 60 days of the date of this report are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Item 5.	Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
J. Eric Anderson	68	Chief Executive Officer
Venkateswarlu Garikapati	44	President, Secretary, Treasurer and Director
Hima Arimanda	49	Director

J. Eric Anderson, Chief Executive Officer

Mr. Anderson has been a global software technology executive for over 25 years. He is the Chief Executive Officer and Founder of IntellidocX LLC since 1998. IntelliDocX is a global software vendor focused on optimizing and automating document processing for SAP customers. It provides enterprises with solutions to use MS Azure and Google Cloud as native ArchiveLink Link ECM services in support of support of key, SAP run-the-business activities; enabling customers to improve efficiency, strengthen operational excellence, enhance ERP usability and extend information accessibility across the enterprise.

In 1997, Mr, Anderson founded ERP-Link Corp., which created software systems and platforms for integrating SAP ERP systems with Microsoft platforms (SQL, Server, Office 365, and SharePoint) to enable content management, business intelligence, and business process management. ERP-Link Corp. was later acquired by Gimmal LLC.

Mr. Anderson was appointed as Chief Executive Officer of the Company in January 2022.

Venkateswarlu Garikapati, President, Secretary, Treasurer and Director

Mr. Garikapati has over 10 years of experience in the IT field, with four years of experience in robotic process automation. Since September 2020, Mr. Garikapati has worked as a UiPath Lead Developer for Randstad Technologies. In 2017, Mr. Garikapati founded CareX Blockchain Platform, Inc. to offer healthcare payment processing using tokens on the blockchain. CareX Blockchain Platform later changed its name to Carepay, Inc. (the predecessor to the Company) and started a platform for patients to research and find the best price for healthcare services.

Hima Arimanda, Director

Mr. Arimanda is an experienced technology leader with expertise in design, development & implementation of large-scale technology solutions from complex backend data processes & platforms to customer-facing web applications to enable business workflow. He has built and managed teams with 250+ associates consisting of data scientists, solution architects, technical program managers, developers, product owners, scrum masters, and professional services consultants. Mr. Arimanda has created a cloud migration strategy and implemented security policies across data, delivery, and web applications. Mr. Arimanda worked at Equifax for 18 years and later at Amazon.com, Inc.

(b)	Significant Employees. None.

(c)	Family Relationships. None.

(d)	Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6. Executive Compensation.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2021 and December 31, 2022.

Summary Compensation Table

Name And Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Eric Anderson (1)	2022	-0-	-0-	1,600	-0-	-0-	-0-	-0-	$1,600
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$-0-
Venkateswarlu Garikapati	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

(1)	Mr. Anderson was not employed with the Company during 2021.

The following table sets forth information with respect to compensation paid by us to our directors for the fiscal year ended December 31, 2022.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Hima Arimanda	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We do not have a standing compensation committee or a committee performing similar functions due to the small size of our Board of Directors. The full Board of Directors performs these functions.

Compensation Committee Interlocks and Insider Participation

Our President, Venkateswarlu Garikapati, participated as a director in deliberations regarding compensation of our executive officers.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions

There were no transactions between the Company and any related party during the Company’s two past fiscal years for which disclosure is required.

Director Independence

We have determined that Hima Arimanda is an independent director. For purposes of determining director independence, we used the standards applicable to companies listed on the NASDAQ Stock Exchange, which are not applicable to us.

Given the nature of our business, our limited stockholder base and the current composition of management, our Board of Directors does not believe that we require any corporate governance committees at this time. We may establish such committees in the future, however.

As of the date hereof, our Board of Directors serves as our audit committee.

Item 8.	Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9.	Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a)	Market Information.

Our common stock is not trading on any stock exchange. However, it is currently quoted on a limited basis on OTC Markets under the symbol SOFE. Trading in our common stock is on a sporadic basis.

Upon the effectiveness of this Form 10, we expect that our common stock will trade on the OTC Pink Current Information tier or the OTCQB tier, both operated by OTC Markets.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, unless certain conditions are met. The Company was a shell company from April 2012 to July 1, 2021, when the merger with Carepay Opco was closed.

The conditions that must be satisfied for resale of securities initially issued by a former shell company are:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive “Form 10” disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, our shareholders are not eligible to use Rule 144 for the resale of the Company’s securities until the above conditions are satisfied.

(b)	Holders.

As of November 7, 2023, there are 540 record holders of an aggregate of 28,206,743 shares of our common stock issued and outstanding.

(c)	Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d)	Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10.	Recent Sales of Unregistered Securities.

On August 26, 2020, the Company issued 330,785,669 restricted shares of its common stock to approximately 65 shareholders of Carepay Opco as the first tranche of consideration payable to them under the Plan of Merger. We relied upon Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended for this issuance of common stock. We believe that Section 4(a)(2) and Regulation D were available for these issuances because:

●	This issuance did not involve underwriters, underwriting discounts or commissions;

●	We placed restrictive legends on all certificates issued;

●	No sales were made by general solicitation or advertising; and

●	All of the shareholders of Carepay Opco were accredited investors.

On August 13, 2021, the Company issued 15,702,389 shares of its common stock to approximately 65 shareholders of Carepay Opco as the second and final tranche of consideration payable to them under the Plan of Merger. We believe that Section 4(a)(2) and Regulation D were available for these issuances because:

●	This issuance did not involve underwriters, underwriting discounts or commissions;

●	We placed restrictive legends on all certificates issued;

●	No sales were made by general solicitation or advertising; and

●	All of the shareholders of Carepay Opco were accredited investors.

On January 11, 2022, we entered into a Consulting Agreement with Galt Entity Services LLC to issue 500,000 shares of our common stock upon execution and another 500,000 shares on November 1, 2023. Galt Entity Services LLC is owned by our CEO, Eric Anderson. We believe that Section 4(a)(2) and Regulation D are available for these issuances since Mr. Anderson is our CEO, and therefore, an accredited investor.

Item 11.	Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company currently consists of 500,000,000 shares of common stock, par value $0.001 per share, of which there are 28,206,743 issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

No stockholder of the Company shall, solely by reason of being a stockholder, have any preemptive right to acquire additional, unissued or treasury shares of the Company, or securities convertible into or carrying a right to subscribe to or to acquire any shares of any class of the Company now or hereafter authorized.

Preferred Stock

The Company has authorized 20,000,000 shares of Preferred Stock, par value $.001 per share.

In 1998, the Company amended its articles to authorize Preferred Stock. There are 20,000,000 shares authorized. The shares are non-voting and non-redeemable by the Company. The Company further designated two series of its Preferred Stock: “Series ‘A’ $12.50 Preferred Stock” with 2,159,193 shares of the total shares authorized and “Series “A” $8.00 Preferred Stock,” with the number of authorized shares set at 1,079,957 shares.

Any holder of either series may convert any or all of such shares into shares of common stock of the Company at any time. Said shares shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $12.50 Preferred Stock. The Series “A” 12.50 Preferred Stock shall be convertible, in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $12.50 for ten (10) consecutive trading days.

Series “A” $8.00 Preferred Stock shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $8.00 Preferred Stock. The Series “A” $8.00 Preferred Stock shall be convertible, in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $8.00 for ten (10) consecutive trading days.

The preferential amount payable with respect to shares of either Series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

The Company has also designated three series of Class B Preferred Stock, namely, Class B Preferred Stock, Series 1; Class B Preferred Stock, Series 2; and Class B Preferred Stock, Series 3.

The number of authorized shares of Class B Preferred Stock Series 1 is 666,680 shares. At any time after six months from the date of issuance of Class B Preferred Stock Series 1, any holder may convert up to 25% of such holder’s initial holdings (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) of Class B Preferred Stock Series 1 into fully paid and nonassessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Every month thereafter, any holder of Class B Preferred Stock Series 1 may convert up to 12.5% of such stockholder’s initial holdings of Class B Preferred Stock Series 1 (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) into fully paid and nonassessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Any such conversion may be effected by giving to the Secretary of the Company written notice of conversion, accompanied by the surrender of the certificate(s) of the stock to be converted, duly endorsed, along with any other information or documents reasonably requested by the Secretary to effect the conversion. The shares of Class B Preferred Stock Series 1 shall not have any voting rights. Any outstanding shares of Class B Preferred Stock Series 1 may be redeemed by the Company, at the Company’s option, at any time for $15.00 per share.

The number of authorized shares of Class B Preferred Stock Series 2 is 666,660 shares. There are no shares of Class B Series 2 Preferred Stock issued and outstanding.

The number of authorized shares of Class B Preferred Stock Series 3 is 666,660 shares. The holders of Class B Preferred Stock Series 3 shall be entitled to receive a quarterly dividend equal to 2.5% of the issue price of each share. The dividends shall be paid quarterly, when as and if declared payable by the Company’s Board of Directors from funds legally available for the payment thereof. If in any quarter the Company does not pay any accrued dividends, such dividends shall cumulate. Interest shall not be paid on cumulated dividends. Dividends for Class B Preferred Stock Series 3 are cumulative. There are no shares of Class B Preferred Stock Series 3 issued and outstanding.

The Company’s Board of Directors may designate the voting powers, designations, preferences, limitations, restrictions and relative rights of additional classes and series of preferred stock at any time. In addition, the voting powers, designations, preferences, limitations, restrictions and relative rights of existing classes and series of stock may be amended at any time in accordance with Nevada law.

The description of certain matters relating to our securities and our articles of incorporation is a summary and is qualified in its entirety by the provisions of our Amended Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to this Form 10.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends for the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 28,206,743 shares of common stock issued and outstanding. Of this amount, approximately 1,935,718 are held by Cede & Co., the nominee for the Depository Trust Company. These shares were previously issued on a restricted basis, but the restrictive legend on these shares was removed pursuant to Rule 144 promulgated under the Securities Act or other exemption from registration under the Securities Act. These shares are available for trading on the secondary market, subject to the following paragraph.

On September 28, 2021, amendments to Rule 15c-211 promulgated under the Securities Exchange Act became effective. Under this rule, brokers may only publish quotations for securities where there is current available public information about the issuer of the securities. At this time, there does not exist current public information about the Company, and as a result, broker-dealers may not publish quotations for the Company’s securities. However, we believe that this Form 10 will satisfy the requirements of Rule 15c-211 once it becomes effective.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. Pacific Stock Transfer Company is registered as a transfer agent pursuant to the Securities Exchange Act.

Other Securities to be Registered

None.

Item 12.	Indemnification of Directors and Officers.

Section 78.751 of the Nevada Revised Statutes requires a Nevada corporation to indemnify a person against expenses actually and reasonable incurred in defending an action to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any claim, issue or matter therein. This indemnification includes attorney’s fees.

Section 78.750 of the Nevada Revised Statutes permits a Nevada corporation to indemnify any of its directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under Section 78.7502, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we must indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company, unless it is adjudged that such person is liable for gross negligence or willful misconduct in the performance of his duties. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Item 13.	Financial Statements and Supplementary Data.

The financial statements of the Company appear at the end of this registration statement beginning on page F-1.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements included in this Registration Statement on Form 10 appear at the end of this registration statement beginning on page F-1.

(b)	Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation and Articles of Domestication
3.2	Certificate of Amendment
3.3	Certificate of Correction
3.4	Certificate of Amendment
3.5	Bylaws
5.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOAFEE, INC.

Date:	February 9, 2024	By:	/s/ Venkateswarlu Garikapati
President

SOAFEE, Inc.
Consolidated Balance Sheets
as of September 30, 2023 (Unaudited), and September 30, 2022

	September 30,	September 30,
	2023 (Unaudited)	2022
ASSETS
Current assets
Cash in bank	$21,143	$21,151
Accounts receivable	$139,303	$87,500
Total current assets	$160,446	$108,651

Intangible Assets	$2,923,865	$2,923,865

Total assets	$3,084,311	$3,032,516

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable	$2,936,812	$2,546,012
Accrued liabilities	$15,116	$15,116
Taxes payable	$83,219	$985
Loans payable, related party	$27,550	$27,550
Total current liabilities	$3,062,697	$2,589,663
Long-term liabilities
Convertible note payable	$—	$—
Total long-term liabilities	$—	$—
Total liabilities	$3,062,697	$2,589,663

Commitments and Contingencies	$—	$—

STOCKHOLDERS’ EQUITY
Preferred stock Series A, $0.001 par value; 20,000,000 shares authorized; none issued and outstanding at September 30,2023, December 31, 2022 and 2021, respectively	$—	$—
Common stock, $0.001 par value; 500,000,000 shares authorized; 28,206,743 issued and outstanding as of September 30,2023, December 31, 2022 and 2021	$28,207	$28,207
Additional paid in capital	$412,600	$412,600
Accumulated deficit	$(419,193)	$2,046
Total stockholders’ equity (deficit)	$21,614	$442,853

Total liabilities and stockholders’ equity	$3,084,311	$3,032,516

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Consolidated Statements of Operations
as of September 30, 2023 (Unaudited), and September 30, 2022

	September 30, 2023 (Unaudited)	September 30, 2022
Revenue	$760,748	$—
Cost of Sales	$1,181,507	$—
Gross profit	$(420,759)	$—
Operating expenses
Selling, general and administrative	$—	$—
Rent expense	$—	$—
Depreciation and amortization	$—	$—
Bank charges	$480	$135
Total operating expenses	$480	$135

Net Income (Loss) before income taxes	$(421,239)	$(135)

Income taxes	—	—

Net income (loss)	$(421,239)	$(135)

Net loss per common share
Basic and diluted	$(0.01)	$(0)*

Weighted average number of common shares
Basic and diluted	28,206,743	28,206,743

*	Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Consolidated Statement of Stockholders’ Equity
as of September 30, 2023 (Unaudited), and September 30, 2022

	Common Stock		Additional		Total
	$01 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity (deficit)
BALANCES, September 30, 2022	$28,206,743	$28,207	$412,600	$2,046	$442,853
Net loss for the period	$—	$—	$—	$(421,239)	$(421,239)
BALANCES, September 30, 2023	$28,206,743	$28,207	$412,600	$(419,193)	$21,614

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Consolidated Statements of Cash Flows
as of September 30, 2023 (Unaudited), and September 30, 2022

	September 30,	September 30,
	2023 (Unaudited)	2022
OPERATING ACTIVITIES
Net income (loss) from continuing operations attributable to common stockholders	$(421,239)	$(135)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	$—	$—
Changes in:
Accounts receivable	$—	$—
Accounts Payable	$—	$—
Accrued Expenses	$—	$—
Net cash (used by) operating activities	$(421,239)	$(135)

INVESTING ACTIVITIES
Purchase of assets	$—	$—
Net cash used in investing activities	$—	$—

FINANCING ACTIVITIES
Net related party	$—	$—
Net cash provided by financing activities	$—	$—

NET CHANGE IN CASH	$(421,239)	$(135)

Foreign Currency change	$—	$—

CASH, Beginning	$442,382	$21,287
CASH, Ending	$21,143	$21,151

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-cash issuance of shares for conversion of notes	$—	$—

The accompanying notes are an integral part of these financial statements.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Ste 1100 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SOAFEE, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SOAFEE, Inc. (the Company), which comprise the balance sheet as of December 31, 2022 and 2021 and the related statements of Operations, Changes in Stockholder’s Equity, and Cash Flows for the years then ended, and the related notes to the financial statements. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United Sates) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we were required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluation of the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2023.

Denver, Colorado January 31, 2024

blaze@griesandassociates.com

501 S. Cherry Street Suite 1100, Denver, Colorado 80246
(O)720-464-2875 (M)773-255-5631 (F)720-222-5846

SOAFEE, Inc.
Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash in bank	$442,382	$21,287
Accounts receivable	452,500	87,500
Total current assets	894,882	108,786

Intangible Assets	2,923,865	2,923,865

Total assets	$3,818,747	$3,032,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable	$2,936,812	$2,546,012
Accrued liabilities	15,116	15,116
Taxes payable	83,219	985
Loans payable, related party	27,550	27,550
Total current liabilities	3,062,697	2,589,663
Long-term liabilities
Convertible note payable	—	—
Total long-term liabilities	—	—
Total liabilities	3,062,697	2,589,663

Commitments and Contingencies	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 and $0.001 par value, respectively; 20,000,000 shares authorized; none issued and outstanding at June 30, 2021	—	—
Common stock, respectively $0.001 par value, respectively; 500,000,000 shares authorized; 28,206,743 shares outstanding as of December 31, 2022 and December 31, 2021	28,207	28,207
Additional paid in capital	412,600	412,600
Accumulated deficit	315,243	2,181
Total stockholders’ equity (deficit)	756,050	442,988
Total liabilities and stockholders’ equity	$3,818,747	$3,032,651

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Statements of Operations

	December 31, 2022	December 31, 2021
Revenue	$1,464,350	310,137
Cost of Sales	1,067,700	215,950
Gross profit	396,650	94,187
Operating expenses
Selling, general and administrative	—	2,635
Rent expense	—	8,550
Bank charges	369	736
Total operating expenses	369	11,921

Net Income (Loss) before income taxes	396,281	82,266

Income taxes	83,219	68,887

Net income (loss)	$313,062	13,379

Net loss per common share
Basic and diluted	$0.01	0.00	*

Weighted average number of common shares
Basic and diluted	28,206,743	28,206,743

*	Net loss is less than $0.01 per share.

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Consolidated Statement of Stockholders’ Equity

	Common Stock		Additional		Total
	$0.001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity (deficit)
BALANCES, December 31, 2020	28,206,743	$28,207	412,600	$(11,198)	$429,609

Change in foreign currency	—	—	—	—	—
Net loss for the period ended December 31, 2021	—	—	—	13,379	13,379

Balances, December 31, 2021	28,206,743	28,207	412,600	2,181	442,988
Net loss for the period	—	—	—	313,062	313,062

BALANCES, December 31, 2022	28,206,743	28,207	412,600	315,243	756,050

The accompanying notes are an integral part of these financial statements.

SOAFEE, Inc.
Consolidated Statements of Cash Flows

	December 31,	December 31,
	2022	2021
OPERATING ACTIVITIES
Net income (loss) from continuing operations attributable to common stockholders	$313,062	$13,379
Adjustments to reconcile net loss to net cash flows used in operating activities:
Deferred tax asset	—	—
Non-cash conversion of notes	—	—
Changes in:
Accounts receivable	(365,000)	(87,500)
Accounts Payable	390,800	220,978
Accrued Expenses	82,233	985

Net cash (used by) operating activities	421,095	147,842

INVESTING ACTIVITIES
Purchase of assets	—	(153,478)
Net cash used in investing activities	—	(153,478)

FINANCING ACTIVITIES
Net related party	—	—
Net cash provided by financing activities	—	—

NET CHANGE IN CASH	421,095	(5,636)

Foreign Currency change	—	—

CASH, Beginning	21,287	26,923
CASH, Ending	$442,382	$21,287

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-cash issuance of shares for conversion of notes	$—	—

The accompanying notes are an integral part of these financial statements.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 1 - Basis of Presentation

Organization and Line of Business

SOAFEE, Inc. (the “Company”) was originally incorporated as Golden Maple Mining and Leaching Corporation, Inc. in the State of Montana on August 13, 1981. The Company discontinued all business operations in 1990. The Company then acquired Consolidated Medical Management, Inc. (“CMMI”) and kept the CMMI name.

In January 2008, the Company changed its name to Adino Energy Corporation. On December 1, 2015, the Company was involuntarily dissolved with the Montana Secretary of State.

On August 20, 2020, the Company was reinstated with the Secretary of State under the name “Carepay Holdings, Inc.” This name change was necessary because another entity registered the name “Adino Energy Corporation” during the period in which the Company was involuntarily dissolved.

On August 26, 2020, the Company entered into an Agreement and Plan of Merger (“Plan of Merger”) whereby Carepay Acquisition, Inc., a wholly-owned subsidiary of the Company, agreed to merge with and into Carepay Inc., a Nevada corporation (“Private Carepay”).

On February 18, 2021, the Company redomesticated as a Nevada corporation.

On July 1, 2021, the Company closed its merger with Carepay Opco. As a result, Carepay Opco became a wholly-owned subsidiary of the Company. In May 2022, Carepay Opco changed its name to SOAFEE Opco, Inc.

In February 2022, we changed our name from Carepay, Inc. to SOAFEE, Inc. with the Secretary of State of Nevada.

The Company provides artificial intelligence (“AI”), information technology services, and enterprise AI SaaS (Software-as a-Service) solutions to enterprises. The Company uses applied AI as a SaaS solution to help healthcare providers improve their operations.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 – Summary of Significant Accounting Policies

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Cash

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2022 and 2021, the Company had cash equivalents of $442,382 and $21,287, respectively. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2022 and December 31, 2021, the Company had $192,382 and $0 in excess of FDIC insured limit, respectively.

Accounts Receivable

Accounts receivable are recorded at net realizable value or the amount that the Company expects to collect on gross customer trade receivables. We estimate losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. As of December 31, 2022 and December 31, 2021, the Company determined that no reserve was necessary.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2022 and 2021, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

As of December 31, 2022 and 2021, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Revenue Recognition

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five steps be followed in evaluating revenue recognition: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

The Company has made an accounting policy election to exclude from the measurement of the transaction price all taxes assessed by governmental authorities that are collected by the Company from its customers (sales and use taxes, value added taxes, some excise taxes). The Company’s revenue recognition policies comply with FASB ASC Topic 606, Revenue From Contracts with Customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

Basic and Diluted Earnings Per share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPU”) is based on the weighted average number of units outstanding. Diluted EPU is based on the assumption that all dilutive convertible units and unit warrants were converted or exercised. Dilution is computed by applying the treasury unit method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase units at the average market price during the period.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740 Income Taxes. This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting updates could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Subsequent Events

Management has evaluated subsequent events through the date on which the financial statements were available to be issued.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 3 – Intangible Assets

The Company built the intangible assets that are related to the artificial intelligence, information technology services, and Saas services. The intangible assets were capitalized based on accounting treatment per ASC 350, Intangibles – Goodwill and Other. The intangibles are amortized on a 5 year term, beginning when the work was completed in December 2021. Total amortization was $584,773 and zero for the years ended December 31, 2022 and 2021, respectively.

Note 4 – Loans payable – related party

Loans payable – related party as of December 31, 2022 and December 31, 2021 was $27,550, respectively. The balance was due to a member of management, non-interest bearing and payable upon demand.

Note 5 – Commitments and contingencies

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2022 and December 31, 2021 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

Note 6 – Stockholders equity

The Company is incorporated in the State of Nevada and has authorized capital stock of 500,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value. Each share of common sock is entitled to one (1) vote on all matters submitted for a vote by shareholders.

Of the 20,000,000 shares of preferred stock, the Company has designated the following classes and series with the corresponding terms set forth below:

Series “A” $12.50 Preferred Stock: Shares of Series “A” $12.50 Preferred Stock shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $12.50 Preferred Stock. The Series “A” 12.50 Preferred Stock shall be convertible, in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $12.50 for ten (10) consecutive trading days. The holder may convert his shares into common stock at any time. Dividends for Series “A: $12.50 Preferred Stock are non-cumulative, however, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more. The preferential amount payable with respect to Series “A” 12.50 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Series “A” $8.00 Preferred Stock: Series “A” $8.00 Preferred Stock shall be convertible at a rate equal to three (3) shares of common stock of the Company for each one (1) share of Series “A” $8.00 Preferred Stock. The Series “A” $8.00 Preferred Stock shall be convertible, in whole or in part, at any time after the common stock of the Company shall maintain an average bid price per share of at least $8.00 for ten (10) consecutive trading days. The holder may convert his shares into common stock at any time. Dividends for Series “A: $12.50 Preferred Stock are non-cumulative, however, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more. The preferential amount payable with respect to Series “A” $8.00 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

SOAFEE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Class B Preferred Stock, Series 1: The number of authorized shares of Class B Preferred Stock Series 1 is 666,680 shares. At any time after six months from the date of issuance of Class B Preferred Stock Series 1, any holder may convert up to 25% of such holder’s initial holdings (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) of Class B Preferred Stock Series 1 into fully paid and nonassessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Every month thereafter, any holder of Class B Preferred Stock Series 1 may convert up to 12.5% of such stockholder’s initial holdings of Class B Preferred Stock Series 1 (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) into fully paid and nonassessable shares of common stock of the Company at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Any such conversion may be effected by giving to the Secretary of the Company written notice of conversion, accompanied by the surrender of the certificate(s) of the stock to be converted, duly endorsed, along with any other information or documents reasonably requested by the Secretary to effect the conversion. The shares of Class B Preferred Stock Series 1 shall not have any voting rights. Any outstanding shares of Class B Preferred Stock Series 1 may be redeemed by the Company, at the Company’s option, at any time for $15.00 per share. Dividends for Class B Preferred Stock Series 1 are non-cumulative, however, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more.

Class B Preferred Stock, Series 2: The number of authorized shares of Class B Preferred Stock Series 2 is 666,660 shares. There are no shares of Class B Preferred Stock Series 2 issued and outstanding.

Class B Preferred Stock, Series 3: The number of authorized shares of Class B Preferred Stock Series 3 is 18,570 shares. The issue price for Class B Preferred Stock Series 3 is $35.00. The holders of Class B Preferred Stock Series 3 shall be entitled to receive a quarterly dividend equal to 2.5% of the issue price of each share. The dividends shall be paid quarterly, when as and if declared payable by the Company’s Board of Directors from funds legally available for the payment thereof. If in any quarter the Company does not pay any accrued dividends, such dividends shall cumulate. Interest shall not be paid on cumulated dividends. Each share of Class B Preferred Stock Series 3 shall rank on the same parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rate for such series. Any holder of Class B Preferred Stock Series 3 may convert, at any time, any or all shares held into common stock of the Company. Each Class B Preferred Stock Series 3 share held may be converted into one hundred (100) fully paid and nonassessable shares of common stock of the Company at the conversion rate of $0.35 per common stock. In May 2020, all outstanding shares of Class B Preferred Stock were converted into 7,966,000 shares of common stock.

In October 2020, the Company issued 330,785,669 shares as the first tranche of merger consideration to the shareholders of Private Carepay pursuant to the Plan of Merger. The Company was unable to issue the full amount of shares to which the shareholders of Private Carepay were entitled because the Company had insufficient authorized shares.

In August 21, 2021, after the Company’s 40-to-1 reverse split became effective, the Company issued an additional 15,702,389 shares to the shareholders of Private Carepay as the final tranche of consideration pursuant to the Plan of Merger.